Exhibit 99

              Guidant Reports Third Quarter Sales of $925 Million

    INDIANAPOLIS--(BUSINESS WIRE)--Oct. 21, 2004--

  Proposed Expanded Medicare Coverage for Implantable Defibrillators,
   SPIRIT FIRST Drug Eluting Stent Results and Carotid Stent System
                      Approval Highlight Quarter

    -- Worldwide implantable defibrillator revenue of $445 million, up 16 percent

    --  Worldwide stent revenue of $122 million, down 38 percent

    -- Earnings per share from continuing operations of $0.50, up 9 percent

    -- Third quarter after-tax restructuring charge of $42 million, or $0.13 per share

    -- Adjusted earnings per share from continuing operations of $0.63, up 11 percent

    -- VISION-E drug eluting stent prioritized as lead program; U.S. pivotal trial to start in first quarter 2005

    Guidant Corporation (NYSE:GDT), a world leader in the treatment of cardiac and vascular disease, today reported third quarter sales of $925 million, representing sales growth of $4.4 million. Foreign currency translations favorably impacted revenue by $16 million. Net income for the third quarter was $154 million versus $129 million in the third quarter of 2003.
    Please see the attached schedules and the Guidant website at http://www.guidant.com/investors/reconciliations/ for additional information, including a reconciliation of special items, income statements and product sales summaries reclassified for discontinued operations.

    Management Observations

    Ronald W. Dollens, president and CEO, Guidant Corporation, stated, "This quarter's performance demonstrates the organization's ability to deliver consistent financial results while also delivering on key long-term strategic initiatives. Guidant achieved important milestones in three different business groups representing the culmination of efforts across our diverse business portfolio." Dollens continued, "Results also reflect our financial discipline, which will continue to be important to the enterprise in the future."
    The milestones achieved included favorable six-month clinical results for the SPIRIT FIRST everolimus drug eluting stent program, which keeps the company on track for the commencement of a U.S. pivotal clinical trial in the first quarter of 2005. The proposed national coverage decision by the Centers for Medicare and Medicaid Services (CMS) will significantly expand implantable defibrillator coverage to hundreds of thousands of patients. Finally, the company was the first to receive Food and Drug Administration approval of a new carotid stent system designed to reduce the risk of stroke associated with carotid artery disease, which affects 700,000 Americans each year.

    Third Quarter Financial Highlights:

    -- Sales of products other than worldwide coronary stents represented 87 percent of total revenues and increased 11 percent versus the third quarter of 2003.

    -- Worldwide implantable defibrillator sales increased 16 percent to $445 million; U.S. implantable defibrillator sales grew 13 percent to $357 million.

    --  Worldwide pacemaker sales were flat at $181 million; U.S.
        pacemaker sales were $112 million.

    -- Worldwide coronary stent sales of $122 million were slightly ahead of second quarter sales and declined 38 percent versus the prior year. Coronary stents comprised 13 percent of sales.

    -- Worldwide angioplasty product sales of $105 million were flat compared to the prior year.

    -- Sales of cardiac surgery, biliary, peripheral and carotid systems grew 41 percent to $72 million.

    -- Gross margin was 75.3 percent compared to 75.0 percent in the second quarter of 2004 and 76.5 percent in the third quarter of 2003.

    Guidant concluded the previously announced corporate-wide restructuring and realignment. The pre-tax charge of $66 million ($42 million after tax) was within the previously announced range. This charge primarily includes benefits packages for affected employees, costs to relocate employees, contract termination costs and other related costs.
    The company reported third quarter income and earnings per share from continuing operations of $161 million and $0.50 compared to $145 million and $0.46 in the third quarter of 2003. Adjusted income and earnings per share from continuing operations were $202 million and $0.63 compared to $180 million and $0.57 in the third quarter of 2003. Third quarter after tax adjustments were $42 million ($0.13 per share) for the previously announced restructuring charge. Third quarter 2003 after tax adjustments were $35 million ($0.11 per share) for in-process research development for the acquisition of certain bioabsorbable polymer technologies from MediVas LLC.

    Drug Eluting Stent Update

    Guidant is prioritizing its VISION-E drug eluting stent system as the company's lead drug eluting stent program. This decision is due in part to favorable clinical results of the company's SPIRIT FIRST drug eluting stent clinical trial and preliminary discussions with U.S. regulators and advisors. The company is pursuing an accelerated European regulatory path for its VISION-E product, but no longer plans for a European launch of the CHAMPION product in 2005. These actions also reflect the manufacturability advantages of the VISION-E stent as compared to the continuing challenges associated with the CHAMPION system. Guidant will continue to develop its bioabsorbable polymer technology, but will prioritize resources toward the VISION-E product to accelerate its U.S. launch.

    Financial Guidance

    Guidant also announced today sales and earnings guidance for the fourth quarter of $925 - $965 million and $0.63 - $0.68 per share. Full-year 2004 sales guidance increases to $3.72 - $3.76 billion and earnings guidance remains $2.40 - $2.45 per share.
    Related GAAP earnings per share guidance for the fourth quarter and full year are $0.63 - $0.68 and $2.03 - $2.08 per share, which includes the impact of in-process research and development charges
(IPRD) of $0.24 per share incurred to date as well as the third quarter restructuring charge of $0.13 per share.
    For the full-year 2005, the company continues to project sales of $3.9 - $4.1 billion and earnings per share of $2.52 - $2.67. Related GAAP earnings per share would be $2.29 - $2.54 and includes the impact of projected IPRD related to the achievement of product development milestones of $0.13 - $0.23 per share.
    Guidant provides earnings per share guidance on an adjusted basis from continuing operations because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period - which is also the basis on which it generally is most reasonable to forecast results. This measure may exclude such items as business development activities (including IPRD at acquisition or upon attainment of milestones), strategic developments (including restructurings and product line changes), significant litigation, and changes in applicable laws and regulations (including significant accounting or tax matters, including the potential impact to net income of up to $80 million for the American Jobs Creation Act of 2004 not reflected above). Special items may be highly variable, difficult to predict, and of a size that sometimes has substantial impact on the company's reported operations for a period. The company continues to evaluate business development opportunities, which may generate additional IPRD charges in the balance of the year, and other special items may arise. Further, because the company provides guidance for continuing operations, guidance does not reflect matters classified as discontinued operations. As with guidance, the company provides historical net income and earnings per share on an adjusted basis. Management uses all of these measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

    Earnings Webcast Information

    As previously announced, Guidant will conduct a live webcast today, Thursday, October 21, at 11:00 a.m. EDT. The live webcast of Guidant's conference call will be accessible through Guidant's website at www.guidant.com/webcast. The webcast will be archived for future on-demand replay. The webcast will also include presentation visuals. This earnings release will be archived at www.guidant.com and additional financial information will be available at www.guidant.com/investors.
    System requirements for the webcast include Internet Explorer 5.0 (or higher) or Netscape Navigator 4.0 (or higher). Users also should have the most recent version of Windows Media Player, which can be downloaded for free at www.microsoft.com/windows/windowsmedia/en/download/. Users may experience varying levels of performance based on their connection speed, system capabilities and presence of a corporate firewall. To ensure a connection, users should go to the program five to 15 minutes before its start.
    Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com.

    Forward Looking Statements

    This release includes forward-looking statements concerning financial guidance. The statements are based on assumptions about many important factors, including market trends and competition, including sales growth rates for defibrillators and coronary stents sales trends in light of competitive product introductions; satisfactory clinical and regulatory progress, particularly with respect to clinical trials relating to DES and expanded indications and reimbursement for cardiac rhythm management products; any business development activities, including acquisitions that may result in IPRD; economic conditions, including exchange rates; litigation developments; and the factors listed on exhibit 99 to Guidant's most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.

-0-

Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                   Three Months Ended          Three Months Ended
                   September 30, 2004          September 30, 2003

                         Special     As              Special    As
                Reported Items(1) Adjusted  Reported Items(2) Adjusted
                -------- ------- ---------  -------- ------- ---------

Net
 sales           $924.5            $924.5    $920.1            $920.1

Cost of products
 sold             228.7             228.7     216.4             216.4
                -------- ------- ------------------- ------- ---------

 Gross profit     695.8             695.8     703.7             703.7

Research and
 development      124.4             124.4     140.7             140.7
Purchased
 in-process
 research and
 development         --                --      35.2  ($35.2)       --
Sales, marketing
 and
 administrative   282.1             282.1     300.1             300.1
Interest, net      (2.5)             (2.5)     (1.2)             (1.2)
Royalties, net     12.6              12.6      15.9              15.9
Amortization        7.7               7.7       5.2               5.2
Other, net          5.3               5.3      (0.3)             (0.3)
Restructuring
 charge            66.0  ($66.0)       --        --                --
                -------- ------- ------------------- ------- ---------

Income from
 continuing
 operations
 before income
 taxes            200.2    66.0     266.2     208.1    35.2     243.3

Income taxes       39.5    24.4      63.9      62.9      --      62.9
                -------- ------- ------------------- ------- ---------
 Tax rate          19.7%             24.0%     30.2%             25.9%

Income from
 continuing
 operations       160.7   $41.6    $202.3     145.2   $35.2    $180.4
                         ======= ===========         ======= =========
 % of sales        17.4%             21.9%     15.8%             19.6%

Loss from
 discontinued
 operations,
 net of income
 taxes             (7.1)                      (16.1)
                --------                    --------

Net income       $153.6                      $129.1
                ========                    ========

Earnings per
 share--basic
  Income from
   continuing
   operations     $0.51             $0.65     $0.47             $0.59
                                 ===========                 =========
  Loss from
   discontinued
   operations,
   net of income
   taxes          (0.02)                      (0.05)
                --------                    --------
  Net income      $0.49                       $0.42
                ========                    ========

Earnings per
 share--diluted
  Income from
   continuing
   operations     $0.50             $0.63     $0.46             $0.57
                                 ===========                 =========
  Loss from
   discontinued
   operations,
   net of income
   taxes          (0.02)                      (0.05)
                --------                    --------
  Net income      $0.48                       $0.41
                ========                    ========

Weighted average
 shares
 outstanding
  Basic          312.70            312.70    306.64            306.64
  Diluted        320.68            320.68    314.96            314.96

(1) $66.0 million corporate-wide restructuring charge

(2) $35.2 million in-process research and development (IPRD) recorded in conjunction with the acquisition of certain bioabsorbable polymer technologies from MediVas LLC



Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                    Nine Months Ended            Nine Months Ended
                    September 30, 2004           September 30, 2003

                         Special     As              Special    As
                Reported Items(1) Adjusted  Reported Items(2) Adjusted
                -------- ------- ---------  -------- ------- ---------
Net sales       $2,797.4          $2,797.4  $2,704.6         $2,704.6

Cost of
 products sold     689.6             689.6     646.0            646.0
                --------- ------- ------------------- ------- --------

 Gross profit    2,107.8           2,107.8   2,058.6          2,058.6

Research and
 development       398.8             398.8     382.9            382.9
Purchased
 in-process
 research and
 development        99.8  ($99.8)       --      83.7  ($83.7)      --
Sales, marketing
 and
 administrative    894.9             894.9     866.3            866.3
Interest, net       (3.7)             (3.7)     (5.1)            (5.1)
Royalties, net      37.2              37.2      44.9             44.9
Amortization        22.7              22.7      11.7             11.7
Other, net          14.2              14.2       5.4              5.4
Litigation, net       --                --     422.8  (422.8)      --
Restructuring
 charge             66.0   (66.0)       --        --               --
                --------- ------- ------------------- ------- --------

Income from
 continuing
 operations
 before income
 taxes             577.9   165.8     743.7     246.0   506.5    752.5

Income taxes       128.6    49.9     178.5      26.2   168.3    194.5
                --------- ------- ------------------- ------- --------
 Tax rate           22.3%             24.0%     10.7%            25.8%

Income from
 continuing
 operations        449.3  $115.9    $565.2     219.8  $338.2   $558.0
                          ======= ==========          ======= ========
 % of sales         16.1%             20.2%      8.1%            20.6%

Loss from
 discontinued
 operations,
 net of income
 taxes             (29.8)                      (94.4)
                ---------                   ---------

Net income        $419.5                      $125.4
                =========                   =========

Earnings per
 share--basic
  Income from
   continuing
   operations      $1.45             $1.82     $0.72            $1.83
                                  ==========                  ========
  Loss from
   discontinued
   operations,
   net of income
   taxes           (0.10)                      (0.31)
                ---------                   ---------
  Net income       $1.35                       $0.41
                =========                   =========

Earnings per
 share--diluted
  Income from
   continuing
   operations      $1.40             $1.77     $0.71            $1.79
                                  ==========                  ========
  Loss from
   discontinued
   operations,
   net of income
   taxes           (0.09)                      (0.31)
                ---------                   ---------
  Net income       $1.31                       $0.40
                =========                   =========

Weighted average
 shares
 outstanding
  Basic           310.70            310.70    304.79           304.79
  Diluted         319.80            319.80    311.63           311.63

(1) Special items in 2004 primarily include:
    --  $66.0 million corporate-wide restructuring charge
    -- $50.0 million IPRD for clinical results related to Biosensors International's (Biosensors) everolimus-eluting stent trial, FUTURE II
    -- $15.0 million IPRD payment made to Novartis Pharma AG and Novartis AG for completion of SPIRIT FIRST clinical trial enrollment
    -- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions
    -- $22.8 million IPRD related to the acquisition of AFx, inc., a manufacturer of microwave surgical cardiac ablation medical devices

(2) Special items in 2003 include:
    -- $35.2 million IPRD recorded in conjunction with the acquisition of certain bioabsorbable polymer technologies from MediVas LLC
    -- $32.5 million IPRD primarily related to the Biosensors acquisition and a related performance milestone achieved by Biosensors related to the six-month clinical data of the everolimus eluting stent trial, FUTURE I
    -- $16.0 million IPRD related to the acquisition of a majority interest in Bioabsorbable Vascular Solutions
    -- $422.8 million net litigation charge primarily related to the preliminary arbitration decision involving Cordis Corporation



Guidant Corporation
Condensed Consolidated Balance Sheets
(In millions)

                                 September 30, 2004  December 31, 2003
                                    (Unaudited)

Cash and short-term investments       $1,912.7            $1,468.2
Accounts receivable, net                 836.7               822.9
Inventories                              367.9               401.9
Other current assets                     416.6               386.9
                                    -------------------------------

    Total current assets               3,533.9             3,079.9

Other assets                             824.8               811.1
Property and equipment, net              796.3               749.1
                                    -------------------------------

     Total assets                     $5,155.0            $4,640.1
                                    ===============================

Current liabilities, excluding
 short-term debt                        $766.5              $812.4
Short-term debt                          250.0               250.0
                                    -------------------------------

     Total current liabilities         1,016.5             1,062.4

Long-term debt                           526.9               698.3
Other noncurrent liabilities             166.3               166.1
Shareholders' equity                   3,445.3             2,713.3
                                    -------------------------------

     Total liabilities and equity     $5,155.0            $4,640.1
                                    ===============================


      CONTACT: Guidant Corporation
             Steven Tragash, Corporate Communications, 317-971-2031 Andy Rieth, Investor Relations, 317-971-2061
             Doug Hughes, Investor Relations, 317-971-2039